Exhibit 99.1

      Olympic Steel Reports 2007 First Quarter Sales and Earnings Results

     CLEVELAND--(BUSINESS WIRE)--April 27, 2007--Olympic Steel, Inc., (Nasdaq:ZEUS), a national steel service center, today announced its financial results for the first quarter of 2007.

     Net sales for the first quarter of 2007 totaled $259.4 million, an 8.6% increase from the $238.9 million for the first quarter a year ago. First quarter 2007 net income totaled $5.3 million, or $0.49 per diluted share, compared to net income of $8.0 million, or $0.76 per diluted share for last year's first quarter. Tons sold decreased 7.9% to 312 thousand from 338 thousand in the first quarter of 2006, in line with the Metals Service Center Institute statistics of a 7.4% decline in year-over-year flat rolled shipments for the first quarter of 2007.

     Olympic Steel's Board of Directors approved a regular quarterly cash dividend of $.03 per share to be paid to shareholders of record as of June 1, 2007, and distributed on June 15, 2007.

     Commenting on the results, Chairman and Chief Executive Officer Michael D. Siegal, stated, "We are pleased to report improved sales and earnings performance over the fourth quarter of 2006. The first quarter carbon steel market was quite challenging, as the year began with high inventories at steel service centers, causing a very competitive landscape."

     "Looking forward, carbon imports continue to be low, steel-making input costs such as scrap and pellets have risen, service center inventories are now at more balanced levels, and demand appears to be slowly recovering, leading to a potential improving price and earnings environment for the second quarter of 2007. On a longer-term view, we are increasing our capital spending in new equipment, facilities and technology solutions to support future growth. In 2007, we have placed orders for a new Red Bud stretcher leveler cut-to-length line in Minneapolis, and new laser, plasma, and machining equipment in Cleveland and Chambersburg to support our growing value-add services. We have also broken ground on an expansion to our existing Iowa facility, and our previously announced new IT system project is proceeding on plan," concluded Mr. Siegal.

     A simulcast of Olympic Steel's 2007 first quarter earnings conference call may be accessed via the Investor Relations section of the Company's website at www.olysteel.com. The simulcast will begin at 10:00 a.m. Eastern Time today and a replay of the call will be available for 14 days thereafter.

     Founded in 1954, Olympic Steel is a leading U.S. steel service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel products. Headquartered in Cleveland, Ohio, the Company operates 16 facilities. For further information, visit the Company's web site at http://www.olysteel.com.

     It is the Company's policy not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "may," "will," "should," "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential," or "continue," as well as the negative of these terms or other similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements.

     Such risks and uncertainties include, but are not limited to: general and global business, economic and political conditions; competitive factors such as the availability and pricing of steel, industry inventory levels, and rapid fluctuations in customer demand and pricing; the cyclicality and volatility within the steel industry; the ability of customers (especially in the automotive industry) to maintain their credit availability; layoffs or work stoppages by the Company's, suppliers' or customers' personnel; the availability and cost of transportation and logistical services; equipment installation delays or malfunctions; the successes of the Company's capital investments, efforts and initiatives to increase sales volumes, improve cash flows and reduce debt, maintain or improve inventory turnover, and reduce costs; the timing and outcome of efforts and ability to liquidate OLP's remaining assets; the adequacy of our existing information technology and business system software and the success of implementing our new information system; customer, supplier, and competitor consolidation or insolvency; the post-acquisition integration of PS&W and the Company's ability to pay regular quarterly cash dividends. Further information on these and other risks and uncertainties is provided under Item 1A "Risk Factors" of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which disclosure is incorporated herein by reference, and elsewhere in reports that the Company files or furnishes with the SEC. This release speaks only as of its date and the Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports filed with or furnished to the SEC.


                            OLYMPIC STEEL
                    SELECTED FINANCIAL INFORMATION

           (in thousands, except per share data and ratios)

                                      Three Months Ended
                                           March 31,
                                      -------------------
                                        2007      2006
                                      --------- ---------
SUMMARY RESULTS OF OPERATIONS:            (unaudited)
-------------------------------------

Net sales                             $259,405  $238,871

Operating income                         9,410    12,834

Income before income taxes               8,383    12,573
                                      --------- ---------

Net income                            $  5,252  $  7,981
                                      ========= =========

Earnings per share:

   Net income per share - basic       $   0.50  $   0.78

   Net income per share - diluted     $   0.49  $   0.76

                                           March 31,
                                      ------------------- December 31,
                                        2007      2006        2006
                                      --------- --------- ------------
SUMMARY BALANCE SHEET DATA:               (unaudited)
-------------------------------------

Accounts receivable, net              $109,135  $ 99,383     $ 85,883

Inventories                            189,988   137,408      210,738

Net property and equipment              87,270    81,973       87,359

Total assets                           408,829   327,848      405,320

Current liabilities                    111,567    95,853       92,340

Total debt                              50,247    10,000       68,328

Shareholders' equity                   239,439   211,487      234,237

Shareholders' equity per share           22.92     20.34        22.46

Debt-to-equity ratio                   .21 to 1  .05 to 1     .29 to 1

                                      Three Months Ended
                                            March,
                                      -------------------
                                        2007      2006
                                      --------- ---------
OTHER DATA:                               (unaudited)
-------------------------------------

Capital expenditures                     2,093     6,230

Cash dividends per share              $   0.03  $   0.03

 It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.


                            OLYMPIC STEEL
                        RESULTS OF OPERATIONS

          (in thousands, except per share and tonnage data)

                                        Three Months Ended March 31,
                                       -------------------------------
                                            2007            2006
                                       --------------- ---------------
                                                 (unaudited)

Tons sold
   Direct                               273,326         281,805
   Toll                                  38,263          56,363
                                       ---------       ---------

                                        311,589         338,168
 % change                                 (7.9%)          (6.0%)

Net sales                              $259,405        $238,871
 % change                                   8.6%         (16.1%)



Costs and expenses

   Cost of materials sold (exclusive
    of depreciation shown below)        212,031  81.7%  191,713  80.3%
   Warehouse and processing              13,675   5.3%   11,637   4.9%
   Administrative and general            10,264   4.0%    9,304   3.9%
   Distribution                           6,309   2.4%    6,248   2.6%
   Selling                                3,781   1.5%    3,436   1.4%
   Occupancy                              1,753   0.7%    1,691   0.7%
   Depreciation                           2,182   0.8%    2,008   0.8%
                                       ---------       ---------

      Total costs and expenses          249,995  96.4%  226,037  94.6%
                                       ---------       ---------

   Operating income                       9,410   3.6%   12,834   5.4%

Loss from joint ventures                      -            (107)
                                       ---------       ---------

   Income before financing costs and
    income taxes                          9,410          12,727

Interest and other expense on debt        1,027   0.4%      154   0.1%
                                       ---------       ---------

   Income before income taxes             8,383   3.2%   12,573   5.3%

Income tax provision                      3,131  37.3%    4,592  36.5%
                                       ---------       ---------

Net income                             $  5,252        $  7,981
                                       =========       =========

Earnings per share:

   Net income per share - basic        $   0.50        $   0.78
                                       =========       =========

   Weighted average shares outstanding
    - basic                              10,435          10,259
                                       =========       =========

   Net income per share - diluted      $   0.49        $   0.76
                                       =========       =========

   Weighted average shares outstanding
    - diluted                            10,664          10,568
                                       =========       =========

 It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.


     CONTACT: Olympic Steel, Inc.
              Richard T. Marabito, Chief Financial Officer
              216-292-3800
              Fax: 216-292-3974